Exhibit m(iii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    EXHIBIT B
                                   to the Plan

              Federated U.S. Government Securities Fund: 2-5 Years

                                 Class K Shares


     This Plan is adopted by the Trust with respect to the Class K Shares of Federated U.S. Government Securities Fund: 2-5 Years.

     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .50 of 1% of the average aggregate net asset value of the Class K Shares of the Federated U.S. Government Securities Fund: 2-5 Years portfolio of the Trust held during the month.

      Witness the due execution hereof this 1st day of March, 2003.


                                    FEDERATED U.S. GOVERNMENT SECURITIES
                                    FUND:  2-5 YEARS


                                    By:   /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President